Exhibit 99.4

TECHNOLOGY SUPPORT AND SETTLEMENT AGREEMENT

This Technology Support and Settlement Agreement ("Agreement"), dated October 2, 2000 ("Effective Date") is entered into by and between Corel Corporation ("Corel") with offices at 1600 Carling Avenue, Ottawa, Ontario, Canada, K1Z 8R7 and Microsoft Corporation ("Microsoft") with offices at One Microsoft Way, Redmond, WA 98052. Corel and Microsoft shall each be referred to herein as a "Party" and collectively as the "Parties."

Recitals

A. The Parties have worked together for many years on mutually beneficial development, marketing and distribution initiatives;

B. The Parties wish to broaden and deepen their relationship to cover a new set of initiatives related to Microsoft's new .NET Framework and .NET Services description (defined below);

C. In connection with the expansion of the relationship between the Parties, Microsoft will make a major investment in Corel, which is described in a separate Purchase Agreement of even date herewith (the "Purchase Agreement");

D. To further encourage a productive and mutually beneficial relationship, the Parties also wish to settle and release certain claims that they have against one another and their Affiliates; and

E. The Parties intend to operate in good faith pursuant to the terms and conditions described in this Agreement with the goal of bringing to market many new products and services that will benefit consumers.

Agreement

Now Therefore, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree to the following:

1. Definitions

In addition to the terms defined elsewhere in this Agreement, the following terms, when used herein, shall have the following meanings:

A. "Affiliate" has the meaning assigned to such term in Rule 405 promulgated by the SEC under the Securities Act; provided that the term "Affiliate" shall not apply to any entity that either Party does not have the legal and/or contractual right to bind to this Agreement.

B. "Building Block Services" shall have the meaning given such term in Section 2.2 of this Agreement.

C. "Change in Control" means (i) any acquisition of Voting Shares of Corel by any person or group (as defined for purposes of Section 13(d)(3) of the Exchange Act) in a transaction or series of related transactions if immediately thereafter such person or group beneficially owns (as defined in Rule 13d-3 promulgated by the SEC under the Exchange Act) Voting Shares of Corel that are entitled to cast more than 50% of all the votes entitled to be cast generally by all the holders of such Voting Shares in the election of directors of Corel; (ii) any merger, consolidation, reorganization or other transaction involving Corel unless immediately after the consummation of such transaction the holders of Voting Shares of Corel immediately prior to such consummation beneficially own more Voting Shares of the person surviving or resulting from such transaction (which may be Corel) that are entitled to cast more than 50% of all the votes entitled to be cast generally by all the holders of such Voting Shares in the election of directors of such surviving or resulting person; (iii) the sale or disposition of all or substantially all of Corel's assets; and (iv) liquidation, winding up or dissolution of Corel.

D. "Confidential Information" means nonpublic information that a Party to this Agreement designates as being confidential to the Party that receives such information or which, under the circumstances surrounding disclosure ought to be treated as confidential by the receiving Party. "Confidential Information" includes, without limitation, any trade secrets relating to either Party's products, product plans, designs, costs, prices and names, finances, marketing plans, business opportunities, personnel, research development or know-how, and the terms, conditions and existence of this Agreement. Confidential Information shall not include any information, however designated, that: (i) is or subsequently becomes publicly available without receiving Party's breach of any obligation owed disclosing Party; (ii) became known to receiving Party prior to disclosing Party's disclosure of such information to receiving Party pursuant to the terms of this Agreement; (iii) became known to receiving Party from a source other than disclosing Party other than by the breach of an obligation of confidentiality owed to disclosing Party; or (iv) is independently developed by receiving Party.

E. "Corel Claims" shall have the meaning given such term in Section 5 of this Agreement.

F. "Covenanted Products" shall have the meaning given such term in Section 4 of this Agreement.

G. "Excluded Products" shall have the meaning given such term in Section 2.2 of this Agreement.

H. "Linux Platform" means the version(s) of the Linux operating system designated by Microsoft as a target for development at or after the time it delivers the Option Notice.

I. "Loss" and "Losses" shall have the meaning given such terms in Section 12.1 of this Agreement.

J. "Major Upgrade" means any upgrade or new version of a product (not including bug fixes or service pack releases) that includes significant feature enhancements or performance improvements over an older version of a product. For purposes of this Section, the Parties agree that the forthcoming operating system releases from Microsoft code-named "Whistler" and "Blackcomb" would qualify as "Major Upgrades" to Windows 2000.

K. "Material Support" means integrating support for a significant number of software services included in the .NET Framework and/or exposed via programming interfaces in the .NET Framework. Corel may integrate such support by making programming calls from its Products to the .NET Framework and by redistributing with its Products those portions of the .NET Framework that are (i) included in VS.NET and are (ii) redistributable according to the terms of the end user license agreement for VS.NET, such as the Common Language Runtime and selected class libraries.

L. ".NET Framework" means the Microsoft Common Language Runtime (also known as the .NET runtime), a hierarchical set of unified class libraries, and a substantially updated version of Active Server Pages called ASP+. The Common Language Runtime manages the execution of code that has been compiled into the Microsoft Intermediate Language (MSIL) and provides services such as memory management, cross-language integration, exception handling, code access security, and automatic lifetime control of objects.

M. ".NET Services" means web services that support the XML format defined by the W3C, the Simple Object Access Protocol (or "SOAP") also defined by the W3C, the Web Services Description Language ("WSDL"), the Microsoft business orchestration language known as "XLANG," the SOAP discovery standard (known as "DISCO"), and Universal Description, Discovery and Integration (or "UDDI"), including any updates to such specifications and technologies.

N. "Option Notice" shall have the meaning given such term in Section 3.1 of this Agreement.

O. "Party" and "Parties" shall have the meaning given such terms in the first paragraph of this Agreement.

P. "Person" means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

Q. "Port" means to make the engineering, coding and documentation changes that are necessary for a computer program to execute on a different operating system platform with as little performance and feature degradation as is reasonably possible given the characteristics of the platform to which the program is re-targeted.

R. "Port Deliverables" means all the software and associated documentation (including test and build code) that Corel develops in connection with the Port Project.

S. "Port Project" means the software development and testing project described in Section 3.1 of this Agreement.

T. "Product(s)" means all current and future Corel products and services.

U. "Product Tours" shall have the meaning given such term in Section 7.2 of the Agreement.

V. "Purchase Agreement" shall have the meaning given such term in Recital C of this Agreement.

W. "Resources" means employees, contractors, finances and promotional and marketing efforts.

X. "Ship Date" means the date that is the later of (a) six (6) months after the date that Microsoft first makes a commercial (i.e., non-beta) version of VS.NET available in the retail channel, or (b) twelve (12) months after the date that Corel receives copies of the first beta version of VS.NET pursuant to Section 2.1 of this Agreement.

Y. "VBA Agreement" means the agreement between the Parties, dated as of October 12, 1998, in which Corel obtained the right, among other things, to distribute Microsoft VBA technology with its Products.

Z. "Voting Shares" means any shares or other securities issued by a Person that entitle the holder thereof to vote generally (and not only upon the happening of a contingency) in the election of directors of such Person.

AA. "VSA" shall have the meaning given such term in Section 2.4 of this Agreement.

BB. "VS.NET" shall have the meaning given such term in Section 2.1 of this Agreement.

CC. "Windows Platform" means Microsoft Windows 2000, Microsoft Windows ME and the upgrades, new versions and successors to such products that Microsoft commercially releases during the term of this Agreement.

2. Support for .NET Framework and .NET Services.

2.1 Delivery of Beta Versions of .NET Framework to Corel. Microsoft agrees to deliver at least twenty (20) copies of the first beta version of its Visual Studio.NET developer tool product ("VS.NET") to Corel no later than the date upon which Microsoft provides such version of VS.NET to other third party software developers. Microsoft further agrees to deliver the same number of copies of any subsequent upgrades to such beta version of VS.NET that Microsoft releases to any third party customers of Microsoft during the period prior to the commercial release of such product. Corel agrees to abide by the terms of the standard end user license agreements that shall accompany such beta releases.

2.2 Commitment to Support .NET Framework and .NET Services in Corel Products. Corel agrees that at least one version of each Major Upgrade of each Corel Product that Corel releases after the Ship Date shall include Material Support for the .NET Framework, except for WordPerfect and Products for which Corel chooses to make no new commercial release whatsoever after the Ship Date (together, the "Excluded Products"). Corel further agrees that during the term of this Agreement it shall release an updated version of each of its Products, except for the Excluded Products, which shall include Material Support for updated versions of the .NET Framework no later than six (6) months after the date that Microsoft releases a developer tool or operating system product that includes a Major Upgrade of the .NET Framework.

Corel agrees that at least one version of the first Major Upgrade of WordPerfect that it commercially releases after the Ship Date shall include support for many of the software services included in the .NET Framework. Corel further agrees that it shall support many of the software services included in updated versions of the .NET Framework no later than six (6) months after the date that Microsoft releases a developer tool or operating system product that includes a Major Upgrade of the .NET Framework.

Corel agrees (a) to make its Product services fully consumable as .NET Services, (b) to make any business processes that it publishes consumable using the Web Services Description Language, and (c) to register Corel's services at any one of the UDDI service registries accessible via www.uddi.org.

Corel understands that Microsoft has developed and will continue to develop certain .NET Services that provide basic infrastructure technologies for web-based products and services, such as authentication, calendaring, and directory and search services (the "Building Block Services"). Corel agrees to conduct a reasonable investigation into the advisability of incorporating support for these Building Block Services in its Products. Microsoft agrees to work with Corel to identify opportunities for Corel to support the Building Block Services in its Products.

2.3 Commitment to Allocate Appropriate Resources to Support Development and Testing of Corel Products on .NET Framework and Windows Platform. Corel agrees that it shall allocate Resources to support the development, testing, and marketing of the versions of Products that target the .NET Framework and/or Windows Platform, as described in this Section, that are at least as great as the Resources that Corel allocates to the versions of Products that do not include Material Support for the .NET Framework and/or Windows Platform.

2.4 Commitment to Investigate and Consider Opportunity to Participate in VSA Licensing Plan. Microsoft may elect, in its sole discretion, to create and offer a new developer tool product derived from VS.NET technologies, tentatively called "Visual Studio for Applications" ("VSA"), which is intended to provide the ability to customize and extend middle-tier components of distributed applications based upon the .NET Frameworks. Corel agrees to review any proposed licensing arrangement for VSA in good faith in connection with its server-side development plans in order to comply with the other terms of this Section.

2.5 Clarification Regarding Intent. Nothing in this Section shall preclude Corel from releasing versions of Products that do not include any support for the .NET Framework and/or the Windows Platform.

3. Option for Linux Port.

3.1 Grant of Option to Port. Corel hereby grants Microsoft an option for Corel to Port some portion or all of the .NET Framework from the Windows Platform to the Linux Platform (the "Port Project"). This option shall be exercisable for a period of three (3) years from the Effective Date. If Microsoft elects to exercise the option, it shall do so by sending a written notice (the "Option Notice") to Corel at the address listed below in Section 15.1.

3.2 Conditional License to .NET Framework. In the event that Microsoft, in its sole discretion, elects to exercise the option described in Section 3.1, Microsoft shall promptly deliver to Corel one or more copies of the portion of the .NET Framework that Microsoft wishes Corel to Port to the Linux Platform in source code form. Upon delivery, Microsoft shall be deemed to have granted Corel a non-transferable, non-assignable, personal and limited license to copy, modify and use the portion of the .NET Framework delivered by Microsoft at Corel's principal place of business in Ottawa, Canada for the sole purpose of conducting and completing the Port Project and for no other purpose whatsoever.

3.3 Commitment to Allocate Resources and to Meet Project Goals and Deadlines. Upon receipt of the Option Notice, Corel agrees to work with Microsoft in good faith on the Port Project. Corel agrees to assign the equivalent of at least twenty (20) full-time developers and at least ten (10) full-time testers to the Port Project who are reasonably experienced and skilled in projects similar to the Port Project and to keep them assigned to the Port Project during the full duration of such project. Corel shall ensure that such developers and testers shall make themselves reasonably available to Microsoft employees for consultation from time to time during the Port Project. Corel agrees to adhere to any reasonable programming rules and conventions that Microsoft may require for the Port Project. Corel also agrees to provide weekly written status reports on the Port Project to Microsoft, which shall include one or more copies of the latest builds (in source and object code form), bug status reports, and a project status overview.

Corel shall deliver milestone releases of the Port Deliverables to Microsoft in source code form at regular intervals during the Port Project and no less often than as follows:

Date Deliverable to Microsoft

(a) Sixty (60) days after receipt of Option Notice: Project plan and specifications

(b) To be determined by the Parties: Alpha Port

(c) To be determined by the Parties: First Beta Port

(d) To be determined by the Parties: Second Beta Port

(e) Twelve (12) months after receipt of Option Notice: Final Port Deliverables.

3.4 Acceptance Criteria. Corel agrees to make commercially reasonable efforts to promptly resolve any and all programming errors, incompatibilities and other problems in the Port Deliverables reasonably identified by Microsoft as part of its review and testing process throughout the Port Project. The Port Project will be completed after Corel delivers the final Port Deliverables to Microsoft and Microsoft delivers a written acceptance notice to Corel, which shall not be unreasonably withheld.

3.5 No Additional Payments Except as Mutually Agreed. The parties understand and agree that the consideration that Corel has received as part of this Agreement and the Purchase Agreement have fully compensated Corel for the costs and expenses associated with the Port Project and that Microsoft shall not have an obligation to pay Corel any amount of money whatsoever for the costs and expenses associated with such project. Notwithstanding the foregoing, Microsoft agrees to pay reasonable costs and fees to the extent that Microsoft requests and Corel provides development and/or test resources over and above those described in Section 3.3, provided that Microsoft has first approved any such costs and expenses in writing.

3.6 Port Deliverables Owned by Microsoft. The Port Deliverables have been specially ordered and commissioned by Microsoft. Corel agrees that the Port Deliverables are a "work made for hire" for copyright purposes, with all copyrights in the Port Deliverables owned by Microsoft.  To the extent that the Port Deliverables do not qualify as a work made for hire under applicable law, and to the extent that the Port Deliverables include material subject to copyright, patent, trade secret, or other proprietary right protection, Corel hereby assigns to Microsoft all right, title and interest in and to the Port Deliverables; including but not limited to, all rights in and to any inventions and designs embodied in the Port Deliverables or developed during the course of Corel's creation of the Port Deliverables.

3.7 Conditional License of Port Deliverables to Corel. Upon Microsoft's final acceptance of the Port Deliverables pursuant to Section 3.4 of this Agreement, Microsoft shall be deemed to have granted Corel a non-exclusive, perpetual, worldwide, personal, non-transferable, non-assignable license to (a) internally copy and use the Port Deliverables in source and object code form, and (b) license and distribute the Port Deliverables in object code form only as part of Products at any time after the first date that Microsoft commercially releases a product that includes the Port Deliverables, provided that Corel pays any applicable royalties or fees to Microsoft as described in Section 3.8. This license does not permit Corel to distribute the Port Deliverables on a standalone basis.

3.8 Royalties and Accounting. Microsoft may elect, in its sole discretion, to charge a royalty or other fee to Persons who wish to distribute copies of the Port Deliverables and/or derivative works thereof for the Linux Platform. Microsoft agrees that it will not charge Corel more than any other Person for such rights. Corel is obligated to request information about any applicable royalties and/or fees prior to the time that it distributes any Products that include copies of the Port Deliverables and/or derivative works thereof. Corel agrees to provide Microsoft with a full and complete accounting for all applicable royalties and/or fees on not less than a quarterly basis. Corel shall comply with the provisions governing taxes set forth in the VBA Agreement in connection with its obligations under this Section. Corel also agrees that Microsoft may request an independent accounting of royalties and/or fees paid by pursuant to this Section and the rules governing an audit set forth in the VBA Agreement on ten (10) days' advance written notice to Corel.

4. Covenant Not to Sue.

Subject to the terms and conditions of this Section 4, Microsoft covenants to Corel that neither Microsoft nor any of its Affiliates shall sue Corel based on any claim that current or past versions of Corel Office Professional or Corel WordPerfect Suite (and successor Corel WordPerfect office productivity products) (collectively, the "Covenanted Products") infringe Microsoft's U.S. Patents 5,510,980; 5,272,628; 5,287,514; and 5,437,036. This covenant is personal to Corel and may not be assigned or otherwise transferred (including without limitation by operation of law) without the prior written consent of Microsoft, and any attempted assignment or other transfer without such consent shall be void and of no force and effect. All obligations of Microsoft and all rights of Corel under this covenant shall continue until the last of the patents described above expires, provided that all obligations of Microsoft and rights of Corel under this covenant shall automatically terminate with retroactive effect upon the occurrence of any of the following: (i) any attempted assignment or other transfer of this covenant without Microsoft's prior written approval, (ii) a Change in Control; (iii) the commencement of any legal proceeding by Corel or any of its Affiliates against Microsoft or any of its Affiliates alleging patent infringement, antitrust violations or anti-competitive conduct; (iv) breach by Corel of any material term of this Agreement; and (v) any sale, assignment or transfer, directly or indirectly, of the businesses and/or assets related to the production and sale of any of the Covenanted Products. The foregoing covenant does not constitute a patent license to Corel, and except as explicitly set forth above, Microsoft does not, directly or by implication, estoppel or otherwise, grant any other patent covenants or patent rights under this Agreement. Further, the foregoing covenant does not constitute a license under, or assignment of any interest in, any copyright or other intellectual property of Microsoft.

5. Compromise and Release of Claims.

Corel and its Affiliates and predecessors in interest (to the extent that Corel has a legal and/or contractual right to bind such entities), in return for good and valuable consideration, the sufficiency of which is hereby acknowledged, hereby release and discharge Microsoft and its Affiliates, and the present or former officers, directors, employees, representatives, agents, trustees or other legal representatives, successors and assigns of each of them, of and from any and all claims, counterclaims, actions, causes of actions, suits, rights, debts, obligations, damages, liabilities, and demands that each of them ever had or has, in law or in equity, known or unknown, from the beginning of the world through to the Effective Date of this Agreement (the "Corel Claims"). Corel represents, warrants, and acknowledges that it has not relied on any representations of Microsoft in entering into this Section 5 or in releasing and compromising the Corel Claims. Corel and Microsoft further agree that this Release and the Covenant Not To Sue set forth in Section 4 hereof, as well as the other terms of this Agreement, are a compromise of the Corel Claims within the meaning of Federal Rule of Evidence 408, and shall constitute full satisfaction of the Corel Claims.

6. VBA License Renewal.

Simultaneously with the execution of this Agreement, the Parties agree to execute an amendment to the VBA Agreement in the form attached hereto as Exhibit B.

7. Support of Windows Media Technologies

7.1 Support for Windows Media. Corel understands and agrees that Microsoft wishes to ensure that users of Products for the Windows Platform have the ability to use Windows Media formatted content from such Products, where applicable, to take advantage of the latest integrated multimedia technologies in the Windows Platform. To this end, in the event that Corel includes support for the playback of downloadable or streaming compressed audio or video content in any Products for the Windows Platform, Corel shall, on a non-exclusive basis, support the Windows Media Format and Windows Media Technologies on a basis that is at least as favorable as support that Corel provides for other technologies offering similar capabilities to the Windows Media Technologies. To the extent that Corel creates compressed audio or video content (e.g., other than .avi or .wav files or similar files with uncompressed formats) and includes the same in Products for the Windows Platform, Corel shall include such content in Windows Media Formats to the extent that it provides such content in any other compressed format.

7.2 Demonstrations and Marketing. Corel understands and agrees that Microsoft wishes to establish awareness of its latest compression technologies as a means to educate customers about the potential benefits of software products that include such technologies. To this end, Corel agrees to use reasonable efforts to create product demonstrations and/or guided tours (together, "Product Tours") for each Product for the Windows Platform using HTML web pages in conjunction with the Windows Media Technologies Screen Capture/Playback codec (as further described at http://www.microsoft.com/Windows/windowsmedia/en/business/enterprises.asp or such other location as Microsoft may determine from time to time) as well as any additional Windows Media audio or video compression technologies, as determined by Corel. Corel shall (a) include Product Tours in its next major release of each of its Products for the Windows Platform, (b) prominently promote the availability of such Product Tours before or after the Product installation process via a "read me", installer, or other reasonable method of Corel's choosing, and (c) prominently promote Product Tours on Corel's web sites for each such Product.

7.3 Microsoft Assistance and Cooperation. Microsoft agrees to provide reasonable training and support resources to Corel by phone or at Microsoft's Redmond, Washington facilities to enable Corel to achieve each of the above.

8. Windows Logo

Corel agrees that all Products for the Windows Platform that it releases on or after January 1, 2001 shall qualify for the Microsoft Windows Logo. Simultaneously with the execution of this Agreement, the Parties agree to execute a Microsoft Windows Logo agreement in the form attached hereto as Exhibit C.

9. Additional Co-Marketing Terms

The Parties agree to issue one or more joint press releases announcing elements of this Agreement. The Parties shall mutually agree on the timing and contents of such press release(s). After the Effective Date, the Parties agree to work together in good faith to design a more comprehensive co-marketing plan, which may include participation in launch and trade show events and mutual web site links.

10. Confidentiality.

Each Party shall refrain from disclosing any Confidential Information of the other Party to third parties for five (5) years following the date that the disclosing Party first discloses such Confidential Information to the receiving Party and in perpetuity with regards to any Confidential Information of the disclosing Party contained in computer source code disclosed to the receiving Party pursuant to the terms of this Agreement. Each Party further agrees that the terms and conditions of this Agreement and all discussions relating to this Agreement shall be treated as Confidential Information, except to the extent that certain terms and conditions may be disclosed as part of a press release of the parties that is jointly approved pursuant to Section 9 and except as otherwise required by law. In addition, each Party shall take reasonable security precautions, at least as great as the precautions it takes to protect its own Confidential Information, but no less than reasonable care, to keep confidential the Confidential Information of the disclosing Party. Both Parties shall refrain from disclosing, reproducing, summarizing and/or distributing the Confidential Information of the other Party except to employees, contractors and agents of the receiving Party who have a need to know such Confidential Information in pursuance of the receiving Party's business relationship with the Disclosing Party, and only as otherwise provided hereunder, provided that the disclosing Party has executed appropriate written agreements with its employees, consultants and agents sufficient to enable it to comply with all the provisions of this Agreement.

11. Representations and Warranties

11.1 Corel. Corel hereby makes the following representations and warranties to Microsoft, which representations and warranties are continuous in nature and shall be deemed to have been given upon the Effective Date and at each stage of performance hereunder:

11.1.1 Organization, Good Standing, and Authority. Corel is a corporation duly organized, validly existing and in good standing under the laws of Canada and the Province of Ontario and has all requisite power and authority to enter into this Agreement, to bind its Affiliates to the portions of the Agreement that relate to such Affiliates, and to consummate the transactions contemplated herein.

11.1.2 Ownership and Non-Infringement. The Port Deliverables (a) will be either originally created by Corel or Corel will have obtained all necessary rights in the Port Deliverables to transfer full ownership as described in Section 3.6 of this Agreement, and (b) the Port Deliverables shall not infringe any copyright or trade secret right held by any third party, except to the extent that the portion of the .NET Frameworks delivered by Microsoft to Corel pursuant to Section 3 of this Agreement and included in the Port Deliverables are the source of such infringement. This Section 11.1.2 shall have no force or effect in the event that Microsoft does not exercise the option described in Section 3.1 of this Agreement.

11.1.3 Claims. Corel and its Affiliates represent and warrant that they are the sole and lawful owners of all right, title and interest in and to every Corel Claim and that they have not assigned or transferred, or purported to assign or transfer to any Person any Corel Claims released herein.

11.2 Microsoft. Microsoft hereby makes the following representations and warranties to Corel, which representations and warranties are continuous in nature and shall be deemed to have been given upon the Effective Date and at each stage of performance hereunder:

11.2.1 Organization, Good Standing, and Authority. Microsoft is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has all requisite power and authority to enter into this Agreement, to bind its Affiliates to the portions of the Agreement that relate to such Affiliates, and to consummate the transactions contemplated herein.

11.2.2 Ownership and Non-Infringement. The portion of the .NET Frameworks licensed to Corel pursuant to Section 3.2 of this Agreement, if any, (a) will be either originally created by Microsoft or Microsoft will have obtained all necessary rights in such portion of the .NET Frameworks to license the same to Corel as described in Section 3.2 of this Agreement, and (b) such portion of the .NET Frameworks shall not infringe any copyright or trade secret right held by any third party. This Section 11.2.2 shall have no force or effect in the event that Microsoft does not exercise the option described in Section 3.1 of this Agreement.

12. Defense and Indemnity

12.1 General Obligation to Defend and Indemnify. Corel shall indemnify, defend and hold harmless Microsoft from and against any demand, obligation, liability, claim, loss, judgment, damage, cost, expense, tax, lawsuit, arbitration or other legal action, including interest, penalties and reasonable legal fees and expenses incurred in connection with any of the foregoing (collectively, a "Loss" or "Losses"), suffered by Microsoft that arises out of or relates to any breach of the representations or warranties of, or of any of the covenants or agreements made by Corel contained in this Agreement. Microsoft shall indemnify, defend and hold harmless Corel from and against any Losses suffered by Corel that arise out of or relate to any breach of the representations or warranties of, or of any of the covenants or agreements made by Microsoft contained in this Agreement.

12.2 Obligation to Give Notice and Cooperate. The Party with the right to defense and indemnity pursuant to Section 12.1 ("Indemnitee") shall provide the other Party ("Indemnitor") with reasonably prompt notice in writing of any Loss and permit the Indemnitor, through counsel mutually acceptable to both Parties, to answer and defend such claim or action. The Indemnitee also shall provide Indemnitor information, assistance and authority, at Indemnitor's expense, to help Indemnitor to defend such claim or action. Indemnitor will not be responsible for any settlement made by Indemnitee without Indemnitor's written permission, which permission will not be unreasonably withheld.

12.3 Failure to Defend. If Indemnitor shall, within a reasonable time after receiving the notice described in Section 12.2, fail to defend any claim or action, Indemnitee shall have the right, but not the obligation, and without waiving any of its rights hereunder, to undertake defense of, and, in its sole discretion, to compromise or settle such claim or action on behalf, for the account, and at the risk and expense, of Indemnitor and shall be entitled to collect the amount of any settlement or judgment or decree and all costs and expenses in connection therewith.

12.4 Right to Employ Separate Counsel. Indemnitee shall have the right to employ separate counsel and participate in the defense of any claim or action. Indemnitor shall promptly reimburse Indemnitee upon demand for any Loss suffered by it at any time after the date hereof, based upon the judgment of any court or administrative body of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands, or actions, in respect to any Loss related to any claim or action under this Section 12.

12.5 Settlement. Indemnitor agrees that it may not settle any claim or action under this Section 12 on behalf of Indemnitee without first obtaining Indemnitee's written permission, which shall not be unreasonably withheld. In the event Indemnitee and Indemnitor mutually agree to settle a claim or action, Indemnitor agrees not to publicize the settlement without first obtaining Indemnitee's written permission, which shall not be unreasonably withheld.

13. Term and Termination.

13.1 Term. Unless terminated earlier as provided below, the term of this Agreement shall be for five (5) years from the Effective Date.

13.2 Termination for Cause. Microsoft may terminate this Agreement immediately at any time if Corel (i) attempts to assign this Agreement in breach of its provisions, or (ii) commits any other breach of a material obligation hereunder which it fails to cure within 30 days of written notice or which is by its nature incurable.

13.3 Effect of Expiration and Termination. Upon expiration of this Agreement, Sections 1, 3.5, 3.6, 3.7, 4, 5, 10, 11, 12, 13, 14, and 15 shall survive. In the event of termination of this Agreement, Sections 1, 3.6, 5, 10, 11, 12, 13, 14, and 15 shall survive. In addition, in the event of a termination for cause pursuant to Section 13.2, Microsoft may elect in its sole discretion to immediately terminate one or more of the agreements attached to this Agreement as exhibits notwithstanding any statement to the contrary in such agreements. Microsoft shall exercise such termination rights by delivering a written notice to Corel.

14. Limitation of Liability and Disclaimer.

14.1 Limitation of Liabilities. MICROSOFT SHALL NOT BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, ECONOMIC OR PUNITIVE DAMAGES WHATSOEVER (INCLUDING BUT NOT LIMITED TO DAMAGES FOR LOSS OF BUSINESS OR PERSONAL PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS OR PERSONAL OR CONFIDENTIAL INFORMATION, OR ANY OTHER PECUNIARY LOSS, DAMAGES FOR LOSS OF PRIVACY, OR FOR FAILURE TO MEET ANY DUTY, INCLUDING ANY DUTY OF GOOD FAITH, OR TO EXERCISE COMMERCIALLY REASONABLE CARE OR FOR NEGLIGENCE) ARISING OUT OF OR IN ANY WAY RELATED TO THE USE OF OR INABILITY TO USE THE .NET FRAMEWORK, EVEN IF MICROSOFT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

14.2 Disclaimer of Warranties. The .NET FRAMEWORK is provided "AS IS" without warranty of any kind. TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY AND ALL EXPRESS AND IMPLIED WARRANTIES OF ANY KIND WHATSOEVER, INCLUDING BUT NOT LIMITED TO THOSE OF MERCHANTABILITY, OF FITNESS FOR A PARTICULAR PURPOSE, OF TITLE AND NON-INFRINGEMENT, OF ACCURACY OR COMPLETENESS OF RESPONSES, OF RESULTS, OF REASONABLE CARE OR WORKMANLIKE EFFORT, OF LACK OF NEGLIGENCE, AND/OR OF A LACK OF VIRUSES, ALL WITH REGARD TO THE .NET FRAMEWORK, IS EXPRESSLY EXCLUDED. MICROSOFT MAKES NO WARRANTY THAT THE .NET FRAMEWORK WILL OPERATE PROPERLY AS INTEGRATED IN THE COMPANY'S PRODUCT (S) OR ON ANY CUSTOMER SYSTEM (S).

15. General.

15.1 Notices.  All notices and requests in connection with this Agreement shall be deemed given as of the day they are received either by messenger, delivery service, or in the United States of America mails, postage prepaid, certified or registered, return receipt requested, and addressed as follows:

To Corel: To Microsoft:

1600 Carling Avenue Microsoft Corporation

Ottawa, Ontario One Microsoft Way

Canada, K1Z 8R7 Redmond, WA 98052-6399

Attention: President Attention: V.P., Developer Tools

Phone: 613-728-0826 Phone: 425-882-8080

Fax: ________________ Fax: 425-936-7329

Copy to: Law & Corporate Affairs

Attn: General Counsel, U.S.

Fax: (425) 936-7409

or to such other address as a Party may designate pursuant to this notice provision.

15.2 No Agency or Joint Venture.  Nothing in this Agreement shall be construed as creating an employer-employee relationship, a partnership, or a joint venture between the Parties.

15.3 Export. The Parties agree to comply with all applicable international and national laws that apply to (i) any Confidential Information, or (ii) any product (or any part thereof), process or service that is the direct product of the Confidential Information, including the U.S. Export Administration Regulations, as well as end-user, end-use and destination restrictions issued by U.S. and other governments. For additional information on exporting Microsoft products, see http://www.microsoft.com/exporting/.

15.4 U.S. Government Restricted Rights. All software licensed hereunder is subject to RESTRICTED RIGHTS. If the licensee is a U.S. Government agency, use, duplication or disclosure by the Government is subject to restriction as set forth in subparagraph (c)(1)(ii) of the rights in Technical Data and Computer Software clause at DFAR 252.227-7013, or as set forth in the particular department or agency regulations or rules which provide Microsoft protection equivalent to or greater than the above-cited clause.

15.5 Governing Law and Venue.   This Agreement shall be construed and controlled by the laws of the State of New York, and the Parties further consent to exclusive jurisdiction and venue in the federal courts sitting in King County, Washington, unless no federal subject matter jurisdiction exists, in which case the Parties consent to the exclusive jurisdiction and venue in the Superior of King County, Washington. Corel waives all defenses of lack of personal jurisdiction and forum non conveniens. Process may be served on either Party in the manner authorized by applicable law or court rule. Process may be served on either Party by U.S. Mail, postage prepaid, certified or registered, return receipt requested, or by such other method as is authorized by the Washington Long Arm Statute.

15.6 Attorneys' Fees. If either Party employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing Party shall be entitled to recover reasonable attorneys' fees.

15.7 Assignment and Change in Control.  This Agreement shall be binding upon and inure to the benefit of each Party's respective successors and lawful assigns; provided, however, that neither Party may assign this Agreement in whole or in part without the prior written approval of the other Party. For purposes of this Section, the term "assignment" includes a Change in Control. Any attempted assignment in violation of this Section shall be void.

15.8 Construction.  If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to affect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect. Failure by either Party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision. This Agreement has been negotiated by the Parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either Party.

15.9 Entire Agreement.  This Agreement, including its exhibits, constitutes the entire agreement between the Parties with respect to the subject matter hereof and merges all prior and contemporaneous communications. It shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of Corel and Microsoft by their respective duly authorized representatives.

15.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

15.11 Headings. The headings used in this Agreement are for the convenience of the Parties only and shall not be considered in interpreting or applying the provisions of this Agreement.

15.12 Effectiveness. Notwithstanding any statement to the contrary in this Agreement, this Agreement shall not become effective unless and until the Purchase Agreement is duly executed and delivered by the Parties to each other.

15.13 Force Majeure. Neither Party shall be liable hereunder by reason of any failure or delay in performance of its obligations hereunder (except confidentiality obligations) on account of riots, insurrection, fires, flood, storm, explosions, acts of God, war, earthquakes or any other cause which is beyond the reasonable control of such Party.

IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives. The individual signing on behalf of each of the Parties below hereby represents and warrants that he or she has full authority to sign this Agreement and bind his/her respective company to the terms and conditions of this Agreement.

THE PARTIES:

MICROSOFT CORPORATION COREL CORPORATION

"Steven A. Ballmer" "Derek Burney"

Signature Signature

Steven A. Ballmer Derek Burney

Name (Print) Name (Print)

President and CEO Interim President and Chief Executive Officer

Title Title

October 2, 2000 October 2, 2000

Date Date

COREL AFFILIATES:

The individual signing on behalf of each of the Corel Affiliates below hereby represents and warrants that he or she has full authority to sign this Agreement and bind his/her respective company to the terms and conditions of this Agreement that are relevant to the respective Corel Affiliates, including but not limited to the terms and conditions of Sections 5, 11, 12 and 15.5 of this Agreement.

COREL CORPORATION COREL, INC., a Delaware corporation

LIMITED, an Irish corporation

"Anthony O'Dowd " "Derek Burney"

Signature Signature

Anthony O'Dowd Derek Burney

Name (Print) Name (Print)

"General Manager President

Title Title

October 2, 2000 October 2, 2000

Date Date

COREL CORPORATION

(USA), a Delaware corporation

"Derek Burney"_________________

Signature

Derek Burney

Name (Print)

President

Title

October 2, 2000

Date

EXHIBITS:

A. Form of Amendment to VBA Agreement

B. Form of Windows Logo Agreement

EXHIBIT A

VBA AMENDMENT

AMENDMENT NO. 2 TO LICENSE, DISTRIBUTION AND MARKETING AGREEMENT

THIS AMENDMENT NO. 2 TO LICENSE, DISTRIBUTION AND MARKETING AGREEMENT (the "Amendment") is made and entered into as of this ____ day of October, 2000 (the "Amendment Effective Date"), by and between Corel Corporation ("Company"), a Canadian corporation, and Microsoft Corporation ("Microsoft"), a Washington corporation.

Recitals

A. Company and Microsoft are parties to that certain Microsoft License, Distribution and Marketing Agreement executed on October 12, 1998, as amended by Addendum No. 1 executed on July 14, 2000 (the "Agreement") pursuant to which Microsoft agreed to license certain products to Company.

B. The Agreement by its terms will terminate on October 12, 2001 and the parties wish to extend the term of the Agreement as set forth herein.

Therefore, in consideration of the covenants and conditions hereinafter set forth, Company and Microsoft agree to amend the Agreement as follows:

Agreement

1. Definitions

Capitalized terms used herein and not otherwise defined shall have the meaning given in the Agreement.

2. Amendments to Agreement

Extension of Term. Notwithstanding Section 8.1 of the Agreement to the contrary, the term of the Agreement shall end October 12, 2004, unless terminated earlier pursuant to Section 8.2 of the Agreement. Upon expiration of this amended term, the Agreement shall automatically renew for one additional three (3) year term, unless either party has given the other notice that it does not intend to renew the Agreement. Such notice shall be delivered to the other party at least ninety (90) days prior to October 12, 2004.

3. Conditions to Effectiveness

Notwithstanding anything contained herein to the contrary, this Amendment shall not become effective until all parties shall have each executed and delivered counterparts of this Amendment to each other each.

4. No Further Amendment

Except as expressly modified by this Amendment, the Agreement shall remain unmodified and in full force and effect and the parties hereby ratify their respective obligations thereunder.

5. Miscellaneous

5.1 Entire Agreement. This Amendment shall constitute the entire agreement among the parties with respect to the subject matter hereof and merges all prior and contemporaneous communications.

5.2 Severability. If any provision of this Amendment shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.

5.3 Governing Law. This Amendment shall be construed and controlled by the laws of the State of Washington, excluding its conflict of laws rules.

5.4 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto; provided, however, that neither party may assign this Amendment, in whole or in part, without the prior written approval of the other party.

5.5 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be original, and all of which taken together shall constitute one and the same Amendment. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of an originally executed counterpart of this Amendment.

In Witness Whereof, the parties have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Effective Date shown above.

MICROSOFT CORPORATION cOREL Corporation

By (signature) By (signature)

Name (print) Name (print)

Title Title

Date Date

EXHIBIT B

CERTIFIED FOR MICROSOFT ® WINDOWS ® LOGO LICENSE AGREEMENT

(For Software Only)

This Logo License Agreement ("Logo Agreement") is made and entered into by and between Microsoft Corporation, ("Microsoft"), and the company listed at the top of this Logo Agreement ("Company").

1. DEFINITIONS

(a) "Application Specification" shall mean the Windows compatibility specification located at: http://msdn.microsoft.com/certification.

(b) "Effective Date" shall mean the date the last signatory to the Logo Agreement signs the Logo Agreement and shall be the date upon which the Logo Agreement takes effect.

(c) "Logo" shall mean the Certified for Microsoft Windows logo(s) depicted in the attached Exhibit A, or such additional or replacement logos as Microsoft may provide from time to time under this Logo Agreement. The specific Logo for which Product is licensed shall be listed at the top of this Logo Agreement. (*A legend for each version of the Logo is provided at the bottom of Exhibit A).

(d) "Operating Systems" shall mean the Windows 95, Windows 98, Windows NT Workstation, Windows 2000 Professional; Windows 2000 Server, Windows 2000 Advanced Server, and Windows 2000 Datacenter Server computer operating systems developed by Microsoft.

(e) "Product" shall mean solely the Company product and version listed at the top of this Logo Agreement that meets the Application Specification for Windows 2000, and has passed compliance testing through a Microsoft designated logo compliance testing center.

2. LICENSE GRANT & RESTRICTIONS

(a) Subject to and expressly conditioned upon compliance with the terms and conditions of this Logo Agreement, Microsoft hereby grants to Company a worldwide, nonexclusive, nontransferable, royalty-free, personal right to use the Logo solely in conjunction with Product, in the manner described in the guidelines set forth in the attached Exhibit A, and as may be prescribed by Microsoft from time to time. Company may not use the Logo on any other products, or on any previous or subsequent version of the Product until such product has passed testing and been licensed pursuant to a separate logo agreement from Microsoft. All rights not expressly granted herein are reserved by Microsoft.

(b) Company's license for a particular Product shall be limited to the language versions in the language category for which Product passed testing, as defined on the Certified for Windows web site located at http://msdn.microsoft.com/certification.

(c) The license grant in Section 2(a) is personal to Company, and Company shall not assign, transfer or sublicense this Logo Agreement (or any right granted herein) in any manner without the prior written consent of Microsoft.

(d) Company's Product shall be licensed solely for the Logo listed at the top of this Logo Agreement. This Logo Agreement does not replace any existing logo agreement between Company and Microsoft under which Product may be licensed.

(e) Under no circumstances will anything in this Logo Agreement be construed as granting, by implication, estoppel or otherwise, a license to any Microsoft technology or proprietary right other than the permitted use of the Logo pursuant to Section 2(a).

3. OWNERSHIP, IDENTIFICATION & USE

(a) Company acknowledges Microsoft's sole ownership of the Logo and the "Microsoft" and "Windows" trademarks, and all associated goodwill. Company agrees and acknowledges that Microsoft retains all right, title, and interest in and to the Logo. Except as expressly granted in this Logo Agreement, Company shall have no rights in the Logo.

(b) Company represents and warrants that it will use the Logo solely as provided in this Logo Agreement, and will not use the Logo in any manner that will diminish or otherwise damage Microsoft's goodwill in the Logo. Company agrees not to adopt, use, or register any corporate name, trade name, trademark, domain name, service mark or certification mark, or other designation similar to, or containing in whole or in part, the Logo. Company agrees that all use of the Logo by Company will inure to the benefit of Microsoft. Company may not use the Logo in any way as an endorsement or sponsorship of Product by Microsoft.

(c) Company shall promptly notify Microsoft of any suspected infringement of or challenge to the Logo or any of its constituent elements. Microsoft shall have the sole right to, and in its sole discretion may commence, prosecute, or defend, and control any action concerning the Logo.

4. QUALITY CONTROL

(a) Company represents and warrants that Product meets the Application Specification, has passed testing through a Microsoft designated logo compliance testing center, and agrees to maintain the quality of Product at a level that is at least commensurate with the quality of products distributed by Company before the Effective Date ("Quality Standards"). Company shall use the Logo solely in connection with Product that meets the Quality Standards, and represents and warrants that it will not use the Logo on products that do not meet the Quality Standards.

(b) Results regarding Product's compliance with the Application Specification are set forth in the "Certified for Microsoft Windows Logo - Certification Results" document attached hereto as Exhibit B. Company acknowledges that the authorized logo compliance testing center shall clearly display on testing center's Web Site, the applicable Certification Results document regarding the Product.

(c) Company shall cooperate fully with Microsoft to facilitate periodic review of Company's use of the Logo and of Company's compliance with the Quality Standards. Company shall fully correct and remedy any deficiencies in its use of the Logo and conformance to the Quality Standards upon reasonable notice from Microsoft.

(d) Company represents and warrants that it will comply with all applicable laws, rules, and regulations, and will not violate or infringe any right of any third party in relation to promotion, sale, or use of Product with the Logo.

5. INDEMNIFICATION FROM COMPANY

Company agrees to indemnify and defend Microsoft from and against any and all claims, damages, costs, and expenses (including reasonable attorneys' fees) and pay the amount of any adverse final judgment (or settlement to which both parties consent) arising out of or related to the Product in any manner, including but not limited to, user claims regarding Product's incompatibility with the Operating Systems; provided Company is notified promptly in writing of any claim, Company has sole control over its defense or settlement, and Microsoft provides reasonable assistance in the defense of the same.

6. INDEMNIFICATION FROM MICROSOFT

(a) Microsoft agrees to indemnify and defend Company from and against any and all claims, damages, costs, and expenses (including reasonable attorney's fees), and pay the amount of any adverse final judgment (or settlement to which both parties consent) resulting from, third party claim(s) (hereinafter "Indemnified Claims") that the Logo infringes any trademark rights of such third party; provided Microsoft is notified promptly in writing of the Indemnified Claim and has sole control over its defense or settlement, and Company provides reasonable assistance in the defense of the same.

(b) In the event Microsoft receives information concerning an intellectual property infringement claim (including an Indemnified Claim) related to the Logo, Microsoft may at its expense, without obligation to do so: (i) procure for Company the right to continue to distribute the alleged infringing Logo, (ii) replace or modify the Logo to make it non-infringing, in which case, Company shall thereupon cease distribution of the alleged infringing Logo, or (iii) instruct Company to cease use of the Logo without providing a replacement.

(c) Microsoft shall have no liability for any intellectual property infringement claim (including an Indemnified Claim) based on Company's manufacture, distribution, or use of the Logo after Microsoft's notice that Company should cease use of such Logo, or begin use of a substitute Logo due to such a claim. For all claims described in this Section 6(c), Company agrees to indemnify and defend Microsoft from and against all damages, costs and expenses, including reasonable attorneys' fees.

(d) MICROSOFT MAKES NO WARRANTIES EITHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE WITH RESPECT TO THE LOGO, INCLUDING ANY WARRANTY OF NON-INFRINGEMENT, IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7. LIMITATION OF LIABILITY

EXCEPT AS PART OF A THIRD PARTY DAMAGE CLAIM FOR WHICH ONE OF THE PARTIES IS OBLIGATED TO INDEMNIFY THE OTHER, NEITHER PARTY SHALL BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, PUNITIVE OR SPECIAL DAMAGES (INCLUDING LOSS OF BUSINESS PROFITS) ARISING FROM OR RELATED TO COMPANY'S MARKETING, DISTRIBUTION OR ANY USE OF THE LOGO, REGARDLESS OF WHETHER SUCH LIABILITY IS BASED ON BREACH OF CONTRACT, TORT, STRICT LIABILITY, BREACH OF WARRANTIES, INFRINGEMENT OF INTELLECTUAL PROPERTY, FAILURE OF ESSENTIAL PURPOSE OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL MICROSOFT BE LIABLE FOR ANY DAMAGES FOR COMPANY'S USE OF THE LOGO IN VIOLATION OF THE TERMS AND CONDITIONS OF THIS LOGO AGREEMENT.

8. TERM AND TERMINATION

(a) The term of this Logo Agreement shall be for a period of two (2) years from the Effective Date. Provided however, that Microsoft shall have the right to terminate this Logo Agreement with or without cause upon thirty (30) days prior written notice.

(b) From and after termination or expiration of this Logo Agreement, Company shall cease and desist from all use of the Logo. However, unless the Logo Agreement is terminated for breach, Company may distribute then-existing units of Product and advertising materials containing the Logo for a period of ninety (90) days from the termination date, provided use of the Logo in connection with such inventory is in compliance with the terms and conditions of this Logo Agreement.

9. NOTICES

All notices in connection with this Logo Agreement shall be addressed as stated below (or to such other address as the party to receive the notice so designates by written notice to the other) and shall be deemed given on the day they are: (i) deposited in the U.S.A. mails, postage prepaid, certified or registered, return receipt requested; or (ii) sent by air express courier, charges prepaid. The parties agree to fax a copy of any such notices to the fax numbers identified below on the same day as given per (i) and (ii) above.

MICROSOFT: Microsoft Corporation

One Microsoft Way

Redmond, WA 98052-6399

USA

Attention: Certified for Windows

Software Logo Department

Fax: (425) 936-7329

With Copy To: Law & Corporate Affairs, Trademarks

Fax: (425) 936-4112

COMPANY: Information listed at the top of this Agreement.

10. MISCELLANEOUS

(a) Entire Agreement. Microsoft's providing this Logo Agreement to Company does not constitute an offer by Microsoft. Upon execution by both Microsoft and Company, this Logo Agreement, including all Exhibits, contains the entire agreement of the parties with respect to the subject matter hereof, and shall supersede and merge all prior and contemporaneous communications. It shall not be amended except by a written agreement subsequent to the Effective Date and signed on behalf of the parties by their respective authorized representatives.

(b) Governing Law. This Logo Agreement shall be construed and controlled by the laws of the State of Washington, and Company consents to the jurisdiction and venue in the federal courts sitting in King County, Washington, unless no federal subject matter jurisdiction exists, in which case Company consents to the jurisdiction and venue in the Superior Court of King County, Washington. Company waives all defenses of lack of personal jurisdiction and forum non conveniens. Process may be served on either party in the manner set forth in Section 9 for the delivery of notices or by such other method as is authorized by applicable law or court rule.

(c) Attorneys' Fees. If either party employs attorneys to enforce any rights arising out of or related to this Logo Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees, costs, and other expenses.

(d) Equitable Relief. Company acknowledges that a breach by it of this Logo Agreement may cause Microsoft irreparable damage that cannot be remedied in monetary damages in an action at law, and may also constitute infringement of the Logo. In the event of any breach that could cause irreparable harm to Microsoft, or cause some impairment or dilution of its reputation or Logo, Microsoft shall be entitled to an immediate injunction, in addition to any other legal or equitable remedies.

(e) No Waiver. No waiver of any breach of any provision of this Logo Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provision hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

(f) Severability. If any provision of this Logo Agreement (or any other agreements incorporated herein) shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.

(g) Relationship. Neither this Logo Agreement, nor any terms and conditions contained herein, shall be construed as creating a partnership, joint venture or agency relationship or as granting a franchise.

(h) Headings. Section headings are used in this Logo Agreement for convenience of reference only and shall not affect the meaning of any provision of this Logo Agreement.

(i) Survival. The provisions of Sections 3(a), 3(b), 8(b), 9, 10(b), as well as Section 5 with respect to Product distributed during the term of this Logo Agreement and 6 for claims based on use of the Logo permitted herein, shall survive expiration or termination of this Logo Agreement.

(j) Exhibits. This Logo Agreement includes Exhibit A, which is hereby incorporated by reference.

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives. The individual signing on behalf of Company below hereby represents and warrants that he or she has full authority to sign this Agreement and bind Company to perform all duties and obligations contemplated by this Agreement.

MICROSOFT CORPORATION COMPANY________________________________

Signature Signature

Name (Print) Name (Print)

Title Title

Date Date

EXHIBIT A

Certified for Windows Logo License Agreement

Guidelines for Using the Certified for Microsoft® Windows® Logo

***The logos shown above are the only logos available under this program. Company may not create their own combination of operating systems to be listed at the bottom of the Logo.***

Microsoft has established the following set of guidelines to assist you in proper use of the Certified for Microsoft Windows logo(s) ("Logo"). Microsoft reserves the right to change the Logo and/or these guidelines at any time at its discretion. You must comply with the guidelines as amended from time to time.

+ You must sign the Certified for Microsoft Windows Logo License Agreement ("Logo Agreement") before using the Logo.

+ The Logo may only be used on packaging, collateral materials, documentation, and advertising, including Web advertising, for licensed Product, and not in any manner that may imply that non-licensed products have passed the applicable Windows compatibility testing.

+ Your company name, logo, or product name must appear on any products or related materials where the Logo is used. The Logo must be smaller and less prominent than your Product name, trademark, logo, or trade name.

+ The Logo may not be used in any manner that expresses or might imply Microsoft's affiliation, sponsorship, endorsement, or approval other than as contemplated by the Logo Agreement.

+ You may not use the Logo in a manner that might suggest co-branding or otherwise create potential confusion as to the source of the Product or ownership of the Logo. You may not display the Logo in any manner that suggests that your Product is a Microsoft product, or in any manner that suggests that "Microsoft" or "Windows" are a part of your Product name.

+ The Logo may not be included in any non-Microsoft trade name, business name, product or service name, logo, trade dress, design, slogan, or other trademark.

+ Microsoft will provide you with artwork of the Logo. You may not alter this artwork in any way. None of the words may be abbreviated, translated or transliterated, as in non-English documentation. Microsoft may however, provide the Logo in versions where the words "Certified for" may be translated for the local market, as available. Contact the Windows Logo Department for availability of localized versions of the Logo. You may not substitute your own translation of the Logo.

+ The Logo may not be combined with any other symbols including, words, logos, icons, graphics, photos, slogans, numbers, or other design elements.

+ The Logo (including by not limited to Microsoft's logos, logotypes, trade dress, and other elements of product packaging and web sites) may not be imitated in any of your materials.

+ The Logo, or any element thereof, may not be used as a design feature in any materials.

+ The Logo must stand alone. A minimum amount of empty space must be left between the Logo and any other object such as type, photography, borders, edges, etc. The required amount of empty space around the Logo must be 1/8" wide.

+ Position of the logo from a roll edge should be no less than 1/8".

+ Minimum print size for the Logo is 7/8" wide. Minimum online size for the logo is 85 pixels wide.

+ The Logo must include the ® symbol as shown in this exhibit.

+ The Logo shall be attributed to Microsoft Corporation in all materials where it is used, with the attribution clause: "Microsoft, Windows, and the Windows Logo are registered trademarks of Microsoft Corporation in the United States and/or other countries."

Four color applications

The color version is the preferred way of reproducing the Logo. The Flag consists of a black frame with corresponding tails and four colored panes with corresponding tails. The color version can be reproduced only as described here. The pane colors must appear in the positions described and the tails must appear in the colors of the corresponding left-hand panes. The accompanying words print in black. The four-color version must always appear on a white background. The designated colors are as follows:

Pane Color Pantone Four-color process RGB (8-bit) Hex#

Upper left Red PMS 172 M65%+Y85% 255-51-0 FF3300

Upper right Green PMS 360 C55%+Y80% 102-204-51 66CC33

Lower left Blue PMS 279 C70%+M30% 0-153-255 0099FF

Lower right Yellow PMS 123 M20%+Y100% 255-204-0 FFCC00

Frame Black K100% 0-0-0 000000

Black and white applications: Black and white reproductions of the Logo may be positive or reversed.

For Questions regarding the Logo: contact winlogo@microsoft.com